EXHIBIT 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective October 01, 2010 is entered into by and between DENARII RESOURCES INC., a Nevada corporation (herein referred to as “the Company”) and Paul Murphy (herein referred to as the “the Consultant”) at # 4 Georgian Court, Toronto, Ontario, M4P 2J8, Canada

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTCBB Bulletin Board and the Frankfurt Stock exchange under the symbol DNRR

WHEREAS, the Company desires to engage the services of the Consultant and its associates to present to the Company various international precious metal property acquisitions, and to consult with management concerning such Company investment opportunities

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.
Term of Consultancy.  The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company the Consultant hereby agrees to provide services to the Company commencing on October 01, 2010 and ending on May 31, 2011.

2.
Duties of Consultant and the Consulting Firm.  The Consultant agrees that it will generally provide the following specified consulting services during the term specified in Section 1.  Provide contact with precious metal assets for acquisitions in North America.

3.
Allocation of Time and Energies.  The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its oil and gas professional advisors, so long as such activities are in compliance with applicable securities laws and regulations.   The Consultant shall diligently and thoroughly provide the consulting services required hereunder.  Although no specific hours-per-day requirement will be required, Consultant and the Company agree that the Consultant will perform the duties set forth herein above in a diligent and professional manner and on a “best efforts” basis.

4.
Remuneration.  As full and complete compensation for services described in the Agreement, the Company shall compensate the Consultant with a payment of $10,000.00 per month for 8 months commencing October 01, 2010 to May 31, 2011or FOUR MILLION (4,000,000) DENARII RESOURCES INC.COMMON SHARES.

5.
Non-Assignability of Services.  The Consultant’s services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets.  In the event of such merger or acquisition,  all compensation to  the Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the  Consultant may be retained in the entirety by  the Consultant,  all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable, subject to the Company’s rights in the event of the Consultant’s non-performance of the Consultant’s services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to  the Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to  the Consultant by the Company herein, and to Shareholders.

6.
Expenses.  The Consultant agrees to pay for all its expense (phone, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners with investment professionals, mailing or faxing, investor conference calls, printing, investor packets, print advertisements in publication, etc.) approved by the Company in writing prior to its incurring an obligation for reimbursement.

7.
Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to the Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and the Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless the Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from the Consultant’s communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from the Consultant’s communication or dissemination of information not provided or authorized by the Company.

8.
Representations.  The Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein.  The Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over the Consultant.  Consultant acknowledges that, to the best of its knowledge, the Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.  The Consultant further acknowledges that it is not securities Broker Dealer or a registered investment advisor, tax professional, CPA or attorney.  Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction of the Company.  Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violating of the SEC or securities laws.

9.
Status as Independent Contractor.  The Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company.  Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  The Consultant further acknowledges that consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes.  All such income taxes and other such payments shall be made or provided for by the Consultant and the Company shall have no responsibility or duties regarding such matters.  Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10.
Attorney’s Fee.  If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and other costs in connecting with that action or proceeding, in addition to any other relief to which it or they may be entitled.

11.	Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12.	Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by mail, postage prepaid, addressed to the other party.

13.	Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of Nevada, USA.

14.
Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to the Consultant’s activities or remuneration under this Agreement, shall be settled by binding arbitration in Reno, Nevada, USA in accordance with the applicable rules of the United States Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 13 herein.

15.
Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing sighed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

PAUL MURPHY	DENARII RESOURCES INC.
# 4 Georgian Court,	711 S. Carson Street, Ste 4
Toronto, Ontario, M4P 2J8,	Carson City, Nevada 89701

Paul Murphy	Dr. Stewart Jackson, President
DATED:	DATED: